EXHIBIT 99.1

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

     The following unaudited pro forma condensed consolidated balance sheet of HLTH Corporation (“HLTH”) presents financial information giving effect to the sale of our ViPS segment (“ViPS”). The sale has been accounted for in accordance with Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.” The Unaudited Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2008 presents the consolidated financial position of HLTH, giving effect to the sale as if it had occurred on March 31, 2008.
     The historical consolidated balance sheet of HLTH has been adjusted to give effect to pro forma events that are directly attributable to the sale and factually supportable. You should read this information in conjunction with:
•	the accompanying notes to the unaudited pro forma condensed consolidated balance sheet, which describe certain estimates and assumptions made in preparing such balance sheet and in making the adjustments reflected therein;

•	HLTH’s historical unaudited financial statements as of and for the three months ended March 31, 2008 included in HLTH’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2008; and

•	HLTH’s historical financial statements as of and for the three years in the period ended December 31, 2007 included in the Current Report on Form 8-K filed with the SEC on June 27, 2008.
       The unaudited pro forma condensed consolidated balance sheet has been prepared for informational purposes only. The unaudited pro forma condensed consolidated balance sheet is not necessarily indicative of the financial position that actually would have been realized had the sale been completed at the date indicated. In addition, the unaudited pro forma condensed consolidated balance sheet does not purport to project the future financial position of HLTH.

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HLTH CORPORATION
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
AS OF MARCH 31, 2008
(In thousands)

	As	Pro Forma		HLTH
	Reported	Adjustments		Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$1,106,128	$220,000	(a)	$1,326,128
Short-term investments	309,256	—		309,256
Accounts receivable, net	73,861	—		73,861
Prepaid expenses and other current assets	27,809	(1,553	) (c)	26,256
Assets of discontinued operations	266,591	(142,197	) (b)	124,394

Total current assets	1,783,645	76,250		1,859,895

Marketable equity securities	2,036	—		2,036
Property and equipment, net	47,883	—		47,883
Goodwill	214,623	(3,061	) (c)	211,562
Intangible assets, net	33,766			33,766
Other assets	59,922	(13,979	) (c)	45,943
TOTAL ASSETS	$2,141,875	$59,210		$2,201,085

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accrued expenses	$59,002	$—		$59,002
Deferred revenue	88,114	—		88,114
Liabilities of discontinued operations	113,397	(30,161	) (b)	83,236

Total current liabilities	260,513	(30,161)		230,352

Convertible notes	650,000	—		650,000
Other long-term liabilities	21,214	—		21,214
Minority interest in WebMD Health Corp.	130,231	—		130,231
Stockholders’ equity	1,079,917	89,371	(d)	1,169,288

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,141,875	$59,210		$2,201,085

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NOTES TO THE UNAUDITED PRO FORMA CONDENSED
CONSOLIDATED BALANCE SHEET
     The “as reported” financial information as of March 31, 2008 has been derived from our historical financial statements included in our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2008.
      The pro forma adjustments related to the unaudited pro forma condensed consolidated balance sheet as of March 31, 2008 assume the sale took place on March 31, 2008 and are as follows:
     (a) Represents the estimated cash proceeds from the sale of $225 million, net of approximately $5 million of taxes and transaction costs incurred in connection with the sale.
     (b) Represents the elimination of the assets and liabilities of ViPS.
     (c) Represents the tax impact to HLTH’s goodwill and the increase to HLTH's deferred tax valuation allowance as a result of the disposition of ViPS.
     (d) Represents the net impact to equity of the above pro forma adjustments.

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